LG DISPLAY CO., LTD.

AND

CITIBANK, N.A.,

As Depositary,

AND

ALL HOLDERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY SHARES

Amendment No. 1

to

Deposit Agreement

_________________________________________

Dated as of [DATE], 2014

TABLE OF CONTENTS
Page

i

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT, dated as of [DATE], 2014 (the “Amendment”), by and among LG Display Co., Ltd., a corporation organized and existing under the laws of The Republic of Korea (the “Company”), Citibank, N.A., a national banking association organized under the laws of the United States of America (the “Depositary”), and all Holders and Beneficial Owners from time to time of American Depositary Shares issued and outstanding under the Deposit Agreement, dated as of July 22, 2004 (the “Original Deposit Agreement”), as supplemented by the Letter Agreement, dated as of November 29, 2007, by and between the Company and the Depositary (the Original Deposit Agreement as so supplemented, the “Deposit Agreement”).

WITNESSETH THAT:

WHEREAS, the Company and the Depositary entered into the Deposit Agreement for the creation of American Depositary Shares (“ADSs”) representing Shares (as defined in the Original Deposit Agreement) from time to time deposited and for the execution and delivery of American Depositary Receipts (“Receipts”) in respect of the ADSs; and

WHEREAS, the Company and the Depositary desire to further amend the Deposit Agreement to reflect the Depositary’s updated schedule of fees and related charges associated with the administration of the Company’s ADS facility and to permit the Depositary to assess such fees and related charges in accordance with the terms, and subject to any conditions, set forth herein; and

WHEREAS, pursuant to Section 6.01 of the Original Deposit Agreement, the Company and the Depositary deem it desirable to amend the Deposit Agreement, the Receipts currently outstanding, the form of Receipt annexed to the Original Deposit Agreement as Exhibit A, and the Fee Schedule annexed to the Original Deposit Agreement as Exhibit B, for the purposes set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement, the Receipts currently outstanding, the form of Receipt annexed to the Original Deposit Agreement as Exhibit A, and the Fee Schedule annexed to the Original Deposit Agreement as Exhibit B as follows:

ARTICLE I           DEFINITIONS

SECTION 1.01.           Definitions.  Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Deposit Agreement.

SECTION 1.02.           Effective Date.  The term “Effective Date” shall mean the later to occur of (i) the expiration of 30 days after notice of this Amendment has been given to Holders of outstanding ADSs, or (ii) the date upon which the Commission declares effective the applicable Post-Effective Amendment No. 1 to Registration Statement on Form F-6 pursuant to which a form of this Amendment has been filed with the Commission.

ARTICLE II           AMENDMENTS TO DEPOSIT AGREEMENT

SECTION 2.01.           Deposit Agreement.  All references in the Original Deposit Agreement and the letter agreement described in the preamble above to the term “Deposit Agreement” shall, as of the Effective Date, refer to the Deposit Agreement as amended by this Amendment.

SECTION 2.02.           Amendments Binding on all Holders and Beneficial Owners.  From and after the Effective Date, the amendments to the Deposit Agreement effected hereby shall be binding on all Holders and Beneficial Owners of ADSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of ADSs issued after the Effective Date.

SECTION 2.03.           Change of Fees and Charges of the Depositary.  All references made in the Deposit Agreement to the fees and charges of the Depositary shall, as of the Effective Date, refer to the fees and charges set forth in the Fee Schedule annexed as Exhibit B to this Amendment.

SECTION 2.04.           Additional Change of Fees of the Depositary.  The Deposit Agreement is hereby amended as of the Effective Date by deleting Section 5.06 thereof in its entirety and inserting the following in its stead:

“Section 5.06  ADS Fees and Charges.  The Company, the Holders, the Beneficial Owners, and persons depositing Shares for issuance of ADSs or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay the ADS fees and charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B.  All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01.  The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

ADS fees and charges payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be payable by the person to whom the ADSs so issued are delivered by the Depositary (in the case of ADS issuances) and by the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed.  In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges.  For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee are charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary may agree from time to time.

The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time.  Responsibility for payment of such fees, charges and expense reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and out-of-pocket expenses to the Company once every three months.  The charges and expenses of the Custodian or any agent of the Depositary are for the sole account of the Depositary.

The obligation of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.”

ARTICLE III           AMENDMENTS TO THE RECEIPTS

SECTION 3.01.           Amendments to Receipts.  The form of ADR attached as Exhibit A to the Original Deposit Agreement and each of the ADRs issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by:

(a) deleting the first sentence of paragraph (1) thereof in its entirety and inserting the following in its stead:

“This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of July 22, 2004, as supplemented by Letter Agreement, dated as of November 29, 2007, and as amended by Amendment No. 1 to Deposit Agreement, dated as of [date] (as so supplemented and amended, and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADSs, each of whom by accepting an ADS becomes bound by all the terms and provisions thereof.”

(b) deleting paragraph (7) thereof in its entirety and inserting the following in its stead:

“(7)           ADS Fees and Charges.  The following ADS fees are payable under the terms of the Deposit Agreement:

(i)
ADS Issuance Fee:  by any person depositing Shares or to whom ADSs are issued upon the deposit of Shares (excluding issuances as a result of distributions described in paragraph (iv) below), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement;

(ii)
ADS Cancellation Fee:  by any person surrendering ADSs for cancellation and withdrawal of Deposited Securities or by any person to whom Deposited Securities are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered;

(iii)
Cash Distribution Fee:  by any Holder of ADSs, a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements);

(iv)
Stock Distribution /Rights Exercise Fee:  by any Holder of ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for (a) the distribution of stock dividends or other free stock distributions or (b) the exercise of rights to purchase additional ADSs;

(v)
Other Distribution Fee:  by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs; and

(vi)	ADS Service Fee: by any Holder of ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

In addition, Holders, Beneficial Owners, persons depositing Shares for issuance of ADSs, and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities will be responsible for the payment of the following ADS charges under the terms of the Deposit Agreement:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or of the Holders and Beneficial Owners of ADSs;

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(e)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(f)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

All ADS fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of ADS fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (21) of this ADR and as contemplated in the Deposit Agreement.  The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

ADS fees and charges payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be payable by the person to whom the ADSs so issued are delivered by the Depositary (in the case of ADS issuances) and by the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed.  In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges.  For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee are charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary may agree from time to time.

The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time.  Responsibility for payment of such fees, charges and expense reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and out-of-pocket expenses to the Company once every three months.  The charges and expenses of the Custodian or any agent of the Depositary are for the sole account of the Depositary.

The obligation of the Holders and Beneficial Owners to pay the ADS fees and charges shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.”

ARTICLE IV           AMENDMENT TO THE FEE SCHEDULE

SECTION 4.01.           Amendment to Fee Schedule.  The fee schedule attached as Exhibit B to the Original Deposit Agreement is hereby amended as of the Effective Date by deleting it in its entirety and replacing it with Exhibit B attached hereto.

ARTICLE V           REPRESENTATIONS AND WARRANTIES

SECTION 5.01.           Company’s Representations and Warranties.  The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

(a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in the The Republic of Korea, neither of such agreements need to be filed or recorded with any court or other authority in the The Republic of Korea, nor does any stamp or similar tax need be paid in the The Republic of Korea on or in respect of such agreements;

(c) None of the terms of this Amendment violate or conflict with, nor does the execution and delivery of this Amendment, the filing of the related Registration Statement on Form F-6 or the consummation of the transactions contemplated therein violate or conflict with, any material agreement to which the Company is a party; and

(d) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct in all material respects.

ARTICLE VI           MISCELLANEOUS

SECTION 6.01.           New Receipts.  From and after the Effective Date, the Depositary shall arrange to have new Receipts printed or amended that reflect the changes to the form of Receipt effected by this Amendment.  All Receipts issued hereunder after the Effective Date, once such new Receipts are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing Receipts, shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto.  However, Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

SECTION 6.02.           Notice of Amendment to Holders.  As notice of the change to the Deposit Agreement to reflect the updated schedule of fees and related charges associated with the administration of the Company’s ADS facility has been sent to the Holders of ADSs on or prior to the date hereof, the Depositary is directed not to send notices of this Amendment to the Holders.

SECTION 6.03.           Indemnification.  Each of the Company and the Depositary hereby agrees that the terms and conditions set forth in Section 5.10 of the Deposit Agreement shall apply in all respects to any liability or reasonable expense (including, not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted pursuant to this Amendment.

SECTION 6.04.           Ratification.  Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

SECTION 6.05.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in that State.

SECTION 6.06.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

LG DISPLAY CO., LTD. By: ________________________________ Name: Title: CITIBANK, N.A., AS DEPOSITARY By: ________________________________ Name: Title:

EXHIBIT A

[FORM OF ADR]

Number ________________	CUSIP NUMBER: _____________
AMERICAN DEPOSITARY SHARES (EVERY TWO (2) AMERICAN DEPOSITARY SHARES REPRESENTING ONE (1) SHARE)

AMERICAN DEPOSITARY RECEIPT

for

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED SHARES OF COMMON STOCK,

PAR VALUE 5,000 WON PER SHARE OF

LG DISPLAY CO., LTD.

(a corporation established under the laws of The Republic of Korea)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), hereby certifies that [_________________] is the owner of [_________________] American Depositary Shares indicated on the records of the Depositary, representing deposited shares of the common stock, par value 5,000 Won per share, or evidence of rights to receive such shares (“Shares”), of LG Display Co., Ltd., a corporation established under the laws of The Republic of Korea (the “Company”).  At the date of the Deposit Agreement (as hereinafter defined), every two (2) American Depositary Shares represents one (1) Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Korea Securities Depository.  The number of Shares represented by each ADS is subject to change as provided in Article IV of the Deposit Agreement.

(1)           The Deposit Agreement.  This American Depositary Receipt is one of an issue of American Depositary Receipts (“ADRs”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of July 22, 2004, as supplemented by Letter Agreement, dated as of November 29, 2007, and as amended by Amendment No. 1 to Deposit Agreement, dated as of [date] (as so supplemented and amended, and as further amended and supplemented from time to time, the “Deposit Agreement”), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADSs, each of whom by accepting an ADS becomes bound by all the terms and provisions thereof.  The Deposit Agreement sets forth the rights of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, other securities, property and cash are herein called “Deposited Securities”).  Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and at the principal office of the Custodian.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

(2)           Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender at the Principal Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the ADSs evidenced by this Receipt, and upon payment of the fee of the Depositary for the surrender and cancellation of this Receipt (as set forth in paragraph (7) of this Receipt) and payment of all taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of the Deposit Agreement, any applicable ownership restrictions and applicable laws and regulations of Korea, the Holder hereof shall be entitled to physical delivery, to him or upon his order, or to electronic delivery or book-entry transfer to an account in Korea designated by such Holder, of the Deposited Securities at the time represented by the ADSs evidenced by this Receipt or constituting such beneficial interest, as the case may be; provided, that such withdrawals of Shares constituting Deposited Securities are not permitted unless and until such Shares are listed on the Korea Stock Exchange (such Shares, the “Listed Shares”).  The parties hereto acknowledge and agree that (i) the Depositary will deliver Shares represented by ADSs presented for cancellation under this paragraph (2) and pursuant to Section 2.05 of the Deposit Agreement only to the extent of the number of Listed Shares then deposited with the Custodian, (ii) the Depositary will process presentations of ADSs for withdrawal of Listed Shares under this paragraph (2) and Section 2.05 of the Deposit Agreement on a first come, first served basis, (iii) the Depositary will complete requests for cancellation of ADSs and withdrawal of the Shares represented thereby only to the extent of the number of Listed Shares at such time deposited with the Custodian, (iv) the Depositary will refuse to complete a request for cancellation of ADSs and withdrawal of Shares to the extent the number of Shares requested for withdrawal exceeds the number of Listed Shares at such time deposited with the Custodian and (v) the Depositary reserves the right to suspend withdrawals of Shares under this paragraph (2) and Section 2.05 of the Deposit Agreement until such time as Listed Shares are deposited with the Custodian.  The Company agrees to deliver to the Custodian written confirmation of the number of Listed Shares deposited with the Custodian under this Deposit Agreement promptly upon receipt of confirmation of listing of such Shares from the Korea Stock Exchange.  Subject to applicable Korean laws and regulations, physical delivery of such Deposited Securities may be made by the delivery of certificates to an agent of the Holder of such receipt in Korea or to such Holder or as ordered by him.  Physical or electronic delivery or book-entry transfer of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank.  The person requesting withdrawal of Deposited Securities for delivery to someone other than the Holder shall, if requested by the Depositary, deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order subject to applicable Korean laws and regulations.

Upon the receipt of complete written instructions, the Depositary shall direct the Custodian to deliver the Deposited Securities at the principal office of such Custodian, subject to the terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions.

The Depositary shall not accept for surrender ADSs representing less than one Share.  In the case of the delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms of the Deposit Agreement, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in this Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

(3)           Transfers, Split-ups and Combinations.  Subject to the limitations stated herein and in the Deposit Agreement, this Receipt is transferable, without unreasonable delay, on the books of the Registrar by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and duly stamped as may be required by any applicable law); provided, however, that the Registrar shall refuse to register any transfer of an ADR if such registration would cause the total number of Shares represented by ADSs evidenced by ADRs held by any Holder to exceed the number of Shares as determined by the Company in order to comply with any applicable ownership restrictions and notified in writing, from time to time, to the Registrar.  This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same class and aggregate number of ADSs and registered in the name of the same Holder as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the presenter of a Receipt or the depositor of Shares a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in paragraph (7) of this Receipt, and may, but is not obligated to, require the production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice, and may also require compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.

(4)           Certain Limitations.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.08 of the Deposit Agreement, the delivery of any Deposited Securities until it has received such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of the Deposit Agreement or this Receipt and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or on the shareholders’ register of the Company) as the Depositary or the Custodian may deem reasonably necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and this Receipt.  The delivery of Receipts against deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended during any period when the transfer books of the Depositary, the shareholders’ register of the Company (or the appointed agent of the Company for the transfer and the registration of Shares) or the books of the CSD are closed, or if any such action is deemed necessary or advisable by the Company, the Depositary or the CSD, in good faith, at any time or from time to time in accordance with the Deposit Agreement; provided, however, the surrender of outstanding Receipts and withdrawal of Deposited Securities represented thereby may be suspended, but only as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the issuer of any Deposited Securities (or the appointed agent or agents for such issuer for the transfer and registration of such Deposited Securities) in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) payment of fees, taxes and similar charges, (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities or (iv) other circumstances specifically contemplated by Instruction I.A. (1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).  Without limitation to the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 prior to being offered and sold publicly in the United States unless a registration statement is in effect as to such Shares.

(5)           Liability of Holders and Beneficial Owners For Taxes and Other Charges.  If any Korean or other tax or other governmental charge shall become payable with respect hereto or to any Deposited Securities represented by the ADSs evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary and any Beneficial Owners hereof shall be liable to the Holder therefor.  The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or any part of this Receipt or to execute and deliver any new Receipt or Receipts or to permit any deposit or (subject to Section 7.08 of the Deposit Agreement) any withdrawal of Deposited Securities represented by the ADSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the ADSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners hereof remaining liable for any deficiency.

Dated:

CITIBANK, N.A., as Depositary By: __________________________ Vice President

The address of the Corporate Agency Office of the Depositary is 388 Greenwich Street, 14th floor, New York, New York 10013.  The Depositary’s Corporate Agency Office is at a different address than its Principal Executive Office.  Its Principal Executive Office is at 399 Park Avenue, New York, New York 10022.

(FORM OF REVERSE OF RECEIPT)
SUMMARY OF CERTAIN ADDITIONAL
PROVISIONS OF THE DEPOSIT AGREEMENT

(6)           Warranties by Depositor.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, outstanding, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Snares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.10 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(7)           ADS Fees and Charges.  The following ADS fees are payable under the terms of the Deposit Agreement:

(i)
ADS Issuance Fee:  by any person depositing Shares or to whom ADSs are issued upon the deposit of Shares (excluding issuances as a result of distributions described in paragraph (iv) below), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement;

(ii)
ADS Cancellation Fee:  by any person surrendering ADSs for cancellation and withdrawal of Deposited Securities or by any person to whom Deposited Securities are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered;

(iii)
Cash Distribution Fee:  by any Holder of ADSs, a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements);

(iv)
Stock Distribution/Rights Exercise Fee:  by any Holder of ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for (a) the distribution of stock dividends or other free stock distributions or (b) the exercise of rights to purchase additional ADSs;

(v)
Other Distribution Fee:  by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs; and

(vi)	ADS Service Fee: by any Holder of ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

In addition, Holders, Beneficial Owners, persons depositing Shares for issuance of ADSs, and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities will be responsible for the payment of the following ADS charges under the terms of the Deposit Agreement:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or of the Holders and Beneficial Owners of ADSs;

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(e)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(f)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

All ADS fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of ADS fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (21) of this ADR and as contemplated in the Deposit Agreement.  The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

ADS fees and charges payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be payable by the person to whom the ADSs so issued are delivered by the Depositary (in the case of ADS issuances) and by the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed.  In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges.  For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee are charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary may agree from time to time.

The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time.  Responsibility for payment of such fees, charges and expense reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and out-of-pocket expenses to the Company once every three months.  The charges and expenses of the Custodian or any agent of the Depositary are for the sole account of the Depositary.

The obligation of the Holders and Beneficial Owners to pay the ADS fees and charges shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

(8)           Title to Receipts.  Subject to the limitations set forth herein or in the Deposit Agreement, when this Receipt is properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), title to this Receipt (and to each ADS evidenced hereby) shall be transferable by delivery as in the case of a certificated security under the laws of the State of New York.  Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this Receipt as the absolute owner of such Receipt for all purposes.  Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this Receipt to any holder of a Receipt or any Beneficial Owner unless such holder is the Holder of such Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

(9)           Validity of Receipt.  This Receipt and the ADS(s) evidenced thereby shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless this Receipt shall have been dated, signed, countersigned and registered, as provided in Section 2.01 of the Deposit Agreement.  Receipts bearing the manual or facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

(10)           Disclosure of Beneficial Ownership and Ownership Restrictions.  The Company or the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to the Deposit Agreement whether or not still a Holder at the time of such request.  The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding certain limits under applicable law or under the Company’s Articles of Incorporation.  Nothing herein or in the Deposit Agreement shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described herein or in Section 3.05 of the Deposit Agreement.

Each Holder and Beneficial Owner agrees to file reports to the extent required by Korean laws and regulations as indicated by the Company from time to time.  In addition, Korean laws and regulations may require beneficial owners of the voting share capital of Korean companies, including Beneficial Owners of ADSs, to satisfy certain reporting requirements or obtain regulatory approval in certain circumstances.  Beneficial Owners are solely responsible for complying with such requirements.  Neither the Depositary nor the Custodian nor any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of such Beneficial Owners.

(11)           Available Information.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission.  Such reports and other information, when so filed, can be inspected and copied at the public reference facilities maintained by the Commission at 100 F. Street, N.E. Washington, D.C. 20549.  Copies of such material may be obtained at prescribed rates.  Such reports and other information may also be inspected at the offices of The New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

(12)           Dividends and Distributions; Rights.  Whenever the Custodian or the Depositary shall receive any Cash dividend or other cash distribution by the Company on or with respect to any Deposited Securities, the Depositary shall, subject to applicable Korean laws and regulations and the provisions of Section 4.07 of the Deposit Agreement, cause the conversion as promptly as practicable of such dividend or distribution into United States dollars, establish a record date in accordance with Section 4.08 of the Deposit Agreement (if applicable) and promptly distribute such amount to the Holders entitled thereto in proportion to the number of ADSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any Cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders in respect of ADSs representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding.  The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in Korea or any other relevant jurisdiction all amounts withheld and owing to such authority or agency.

Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, cause the securities or property so received to be distributed as promptly as practicable to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.08 of the Deposit Agreement, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem, after consultation with the Company, commercially feasible for accomplishing such distribution subject to any applicable laws or regulations of Korea; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be commercially feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem commercially feasible for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto subject to any applicable laws or regulations of Korea, if such distribution is commercially feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such commercially feasible method as the Depositary shall have adopted.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Custodian shall be required, subject to applicable law, to accept such Shares for deposit pursuant to the Deposit Agreement and, upon receipt of confirmation of such deposit, the Depositary shall (subject to Section 5.06 of the Deposit Agreement) either (i) distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of ADSs representing Deposited Securities held by them respectively, additional Receipts for an aggregate number of ADSs representing the number of Shares received as such dividend or free distribution, or (ii) reflect on the records of the Depositary such increase in the aggregate number of ADSs representing the aggregate number of Shares so received, in either case, after deduction or upon payment of the fees and expenses of the Depositary.  If for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be commercially feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem commercially feasible for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.  In lieu of issuing Receipts for fractional ADSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars.  To the extent that new ADSs representing such Shares are not created and such Shares are not sold or otherwise distributed in accordance with this paragraph and the Deposit Agreement, each ADS shall thenceforth also represent such additional Shares distributed upon the Deposited Securities represented thereby.

Subject to applicable Korean law, whenever the Company intends to make a distribution payable at the election of the holders of Shares in cash or in additional Shares, other than as provided in Sections 4.02 or 4.04 of the Deposit Agreement, the Company shall give timely notice thereof to the Depositary stating whether or not it wishes such elective distribution to be made available to Holders of ADSs.  Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and commercially feasible to make such elective distribution available to the Holders of ADSs.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is commercially feasible and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.09 of the Deposit Agreement.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Korea in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.02 of the Deposit Agreement or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.04 of the Deposit Agreement (provided that in the case of (Y), the Shares have been deposited pursuant to Section 4.04 of the Deposit Agreement).  If the above conditions are satisfied, the Depositary shall establish a record date (on the terms described in Section 4.08 of the Deposit Agreement) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs) if the conditions set forth above are not satisfied.  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary stating whether or not it wishes such rights to be made available to Holders of ADSs.  Upon timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and commercially feasible to make such rights available to the Holders.  The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.09 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is commercially feasible.  In the event all conditions set forth above are satisfied, the Depositary shall establish a record date (upon the terms described in Section 4.08 of the Deposit Agreement) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise) in proportion to the number of ADSs held, (y) to enable the Holders (or holders of warrants) to exercise such rights or warrants (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and, if applicable, to enable Holders or holders of warrants, as the case may be, to sell or transfer such rights or warrants, as the case may be, and (z) to deliver ADSs upon the valid exercise of such rights.  The Company shall assist the Depositary to the extent necessary in establishing such procedures.  Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs) if the conditions set forth above are not satisfied.  In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights and subsequent distribution of proceeds as contemplated below.

If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.09 of the Deposit Agreement or determines it is not lawful or commercially feasible to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall, after consultation with the Company, determine whether it is lawful and commercially feasible to sell such rights, in a riskless principal capacity, at such places and upon such terms (including public or private sale) as it may deem proper and commercially feasible.  The Depositary shall consult with the Company to determine whether such actions are lawful and commercially feasible.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.02 of the Deposit Agreement.

If at the time of the offering of any rights, the Depositary and the Company determine that it is lawful and commercially feasible to make such rights available to all or certain Holders by means of warrants or otherwise,  the Depositary shall, upon the request by the Company, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments therefor in such form as it may determine to such Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem commercially feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders.

If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse.

Neither the Depositary nor the Company shall be responsible for (i) any failure to determine that it may be lawful or commercially feasible to make such rights available to Holders in general or any Holder in particular that is not due to its negligence, or (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise.  The Depositary shall not be responsible for the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in Section 4.06 of the Deposit Agreement, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act of 1933 (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders are exempt from, or do not require registration under, the provisions of the Securities Act of 1933 or any other applicable laws.  If Korean law requires the Depositary to obtain approval or license from a governmental agency to effect a sale of rights, the Depositary may file an application for such approval or license as it may deem desirable, in good faith.  Such requirements may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the costs and expenses of the Depositary associated with disposal of rights.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

(13)           Record Dates.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to any Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each ADS or whenever the Depositary shall receive notice of any meeting, or solicitation of consents or proxies, of holders of Shares or other Deposited Securities, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for Shares set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive notice of such meeting or solicitation of consents or proxies or to exercise the rights of Holders with respect to such changed number of Shares.  Subject to the provisions of the Deposit Agreement, the Holders at the close of business in New York on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of Shares in proportion to the number of American Depositary Shares held by them respectively or with respect to such other matter.

(14)           Voting of Deposited Securities.  As soon as practicable after receipt of notice of any meeting of, or solicitation by the Company of consents or proxies from, holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, fix a record date as provided in Section 4.08 of the Deposit Agreement for determining the Holders entitled to give instructions for the exercise of voting rights.  The notice shall be provided by the Company in English to the Depositary, with the Company using its reasonable good faith efforts to deliver such notice to the Depositary in a timely manner sufficiently in advance of such meeting to enable Holders to exercise their voting rights on a reasonable basis, the Depositary having no obligation to deliver such notice or make voting rights available to Holders of ADSs if such notice is not timely received by the Depositary.  The Company shall provide to the Depositary sufficient copies, as the Depositary may reasonably request, of notices of the Company’s shareholders’ meeting, the agenda therefor as well as the English translations thereof, which the Depositary shall mail to Holders as soon as practicable after receipt of the same by the Depositary, together with:  (a) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the Articles of Incorporation of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective ADSs evidenced by their respective Receipts and (b) a brief statement as to the manner in which such instructions may be given.  Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities.

Upon the timely request of a Holder of ADSs evidenced by a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Incorporation of the Company, to vote or cause the Custodian to vote the Shares represented by ADSs evidenced by such ADRs in accordance with the instructions set forth in such request.  Holders and Beneficial Owners acknowledge, however, that the Company may not notify the Depositary sufficiently in advance of the scheduled date of a meeting or solicitation of consents or proxies to enable the Depositary to make a timely mailing of such notices to the Holders of ADRs, and that the Holders of ADRs may not receive such notices sufficiently in advance of a meeting or solicitation of consents or proxies to give instructions to the Depositary.  The Depositary shall not attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions.  Absent its negligence, bad faith or willful misconduct, neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with the written voting instructions (including those instructions in electronic form) from Holders or in accordance with the provisions of Section 4.09 of the Deposit Agreement.

To the extent the Depositary does not receive instructions from the Holders on or prior to such date, the Depositary shall vote or cause to be voted the Shares or other Deposited Securities in the same manner and in the same proportion as the holders of all other outstanding Shares or other Deposited Securities (except for those represented by ADSs for which no voting instructions have been given) vote their Shares or other Deposited Securities at the meeting.  In the event the Company has not timely delivered notice and voting materials in accordance with the terms hereof and the terms of Section 4.09 of the Deposit Agreement, the Depositary shall not, and shall ensure that the Custodian does not, vote or cause the Custodian to vote the Shares or other Deposited Securities represented by such ADSs.

Notwithstanding anything else contained in this Deposit Agreement or any Receipt, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.  The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities.

A Holder or Beneficial Owner of ADSs shall not be entitled to give any instructions with respect to voting rights associated with ADSs evidenced by ADRs held by such Holder if and to the extent the total number of Shares beneficially owned by such Holder or Beneficial Owner exceeds any limit which the Company may, from time to time, notify the Depositary.  The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence.

The Company acknowledges and agrees that the provisions of Section 5.10 of the Deposit Agreement shall apply to any liability or expense of the Depositary which may arise out of or in connection with any action of the Depositary or the Custodian in voting pursuant to Section 4.09 of the Deposit Agreement.

(15)           Changes Affecting Deposited Securities.  Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which will be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and the ADSs shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934, thenceforth represent the new Deposited Securities so received, unless additional or new ADSs are created pursuant to the following sentence.  Alternatively, the Depositary may, with the Company’s approval and pursuant to applicable law, and shall, at the Company’s request and pursuant to applicable law, and subject to Section 5.09 of the Deposit Agreement, create new or additional ADSs representing such new Deposited Securities and execute and deliver additional Receipts evidencing such ADSs as in the case of a stock dividend on the Shares, and may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders in the reasonable judgment of the Depositary and its counsel after consultation with the Company, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place Or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or commercially feasible to make such securities available to Holders in general or to any Holder in particular that is not due to its negligence, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.  Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.10 of the Deposit Agreement in respect of the Deposited Securities, the Depositary shall, subject to applicable law, give notice thereof, at the Company’s expense, in writing to all Holders.

(16)           Reports; Inspection of Transfer Books.  The Depositary shall make available for inspection by Holders at its Principal Office and at the office of each Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary as provided in the Deposit Agreement.  The Depositary shall keep books at its Principal Office for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by Holders and the Company; provided, that such inspection shall not to the Depositary’s knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.  Upon notice to the Company, the Depositary may close the transfer books, at any time or from time or time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

(17)           Withholding.  Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines, based on the advice of counsel, that any distribution in property (including Shares or rights to subscribe therefor or other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor or Other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively and the Depositary shall, if commercially feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares or other securities under the Securities Act of 1933 and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

(18)           Liability of the Company and Depositary.  Neither the Depositary nor the Company shall incur any liability to any Holder or Beneficial Owner if, by reason of any provision of any present or future law of the United States, Korea or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God, terrorism or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or subject to any civil or criminal liability on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs.  Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement or this Receipt to Holders, Beneficial Owners or other persons, including for any consequential or punitive damages for any breach of the terms of the Deposit Agreement, except that each of them agrees to act in good faith and without negligence in the performance of its obligations as are specifically set forth in the Deposit Agreement.  The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information.  Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the Depositary and its agents nor the Company shall be liable for any failure by the Depositary to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote; provided, that any such action or omission is in good faith and without negligence and in accordance with the terms of the Deposit Agreement.  Neither the Depositary nor the Company shall incur any liability for any failure to determine that any distribution or action may be lawful or commercially feasible, for any investment risk associated with acquiring an interest in the Deposited Securities, for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party or for allowing any rights to lapse upon the terms of the Deposit Agreement.  The Depositary shall not incur any liability for the content of any information submitted to it by the Company for distribution to the Holders, for any inaccuracy of any translation thereof (provided the Depositary was not involved in translating such information), for the validity or worth of the Deposited Securities or for the failure or timeliness of any notice from the Company.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

(19)           Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of Sections 5.11 and 3.05 of the Deposit Agreement and applicable Korean law, the Depositary, its Affiliates and their agents may own and deal in any class of securities of the Company and its Affiliates and in ADSs.  The Depositary may cause the issuance of ADSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that to the extent permitted by Korean law, the Depositary reserves the right to (i) cause the issuance of ADSs prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section 2.05 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received; further provided, however, that the Depositary shall not issue ADSs prior to the receipt of Shares in the case of the deposit of Shares by the Company in connection with an offering of ADSs or pursuant to Sections 4.04 or 4.06 of the Deposit Agreement, unless requested by the Company and to the extent permitted by applicable Korean law.  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such transaction shall be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the pre-release transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such pre-release transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems reasonably appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such pre-release transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above); provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate; further, provided, however, that the Depositary shall not enter into any transaction under (i) or (ii) above that will have the effect of exceeding the thirty percent (30%) limitation without providing prior notice to the Company of the Depositary’s entering into of any such transaction.

The Depositary may also set limits with respect to the number of ADSs and Shares involved in pre-release transactions with any one person on a case-by-case basis as it deems appropriate; provided, however, that the Depositary shall not enter into any transaction under (i) or (ii) above that will have the effect of exceeding the thirty percent (30%) limitation without providing prior notice to the Company of the Depositary’s entering into of any such transaction.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

(20)           Resignation and Removal of Depositary; Substitution of Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by ninety (90) days’ prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by ninety (90) days’ prior written notice of such removal, which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may after consultation with the Company, when it determines that it is appropriate to do so, appoint a substitute or an additional custodian and the term “Custodian” shall also refer to such substitute or additional custodian.

(21)           Amendment and Supplement of Deposit Agreement and Receipts.  This Receipt and the Deposit Agreement may at any time and from time to time be amended or supplemental by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts in accordance with Section 7.05 of the Deposit Agreement.  The parties to the Deposit Agreement agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold this Receipt or to own any beneficial interest herein, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and this Receipt as amended or supplemented thereby.  In no event shall any amendment or supplement impair the right of the Holder to surrender this Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement and this Receipt in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

(22)           Termination of Deposit Agreement.  The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by providing notice of such termination to the Holders of all ADRs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.05 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by providing notice of such termination to the Holders of all ADRs then outstanding at least thirty (30) days prior to the date fixed for such termination.  On and after the date of termination of the Deposit Agreement, the Holder of an ADR will, upon surrender of such ADR at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADRs referred to in Section 2.05 of the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such ADR.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADR, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments).  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of ADRS which have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADR, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments) and its obligations under Section 5.10 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.06, 5.10 and 7.06 of the Deposit Agreement.

(23)           Governing Law.  The Deposit Agreement and this Receipt shall be interpreted in accordance with, and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, the laws of the State of New York.  Notwithstanding anything contained in the Deposit Agreement, this Receipt or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Korea (or, if applicable, such other laws as may govern the Deposited Securities).

(24)           Power of Attorney.  Each Holder and Beneficial Owner, upon acceptance of this Receipt hereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein or in the Deposit Agreement with respect to the Deposited Securities, including but not limited to those set forth in Section 3.05 and Article IV of the Deposit Agreement, and to take such further steps or action as the Depositary in its reasonable discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________________________________ whose taxpayer identification number is ______________________________________________ and whose address is including postal zip code is _______________________________________ the within ADR and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated: ________________	Signature: _______________________

SIGNATURE GUARANTEED
NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alternation or enlargement or any change whatsoever.  If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association Inc.

EXHIBIT B

FEE SCHEDULE

DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I.           ADS Fees

The following ADS fees are payable under the terms of the Deposit Agreement:

Service	Rate	By Whom Paid
(1) Issuance of ADSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person depositing Shares or person receiving ADSs.
(2) Delivery of Deposited Securities against surrender of ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.	Person surrendering ADSs for the purpose of withdrawal of Deposited Securities or person to whom Deposited Securities are delivered.
(3) Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $2.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $2.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
6) ADS Services.	Up to U.S. $2.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.

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II. Charges

The Company, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following ADS charges under the terms of the Deposit Agreement:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or of the Holders and Beneficial Owners of ADSs;

(iv)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(vi)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.

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